                                                                    EXHIBIT 99.1

CONTACT:         CHARLES DEGLIOMINI                               JERRY HOLLOWAY
                 EMPIRE RESORTS, INC.                          FLUOR CORPORATION
                 845-794-4100 X 470                                 949-349-7411
                 CDEGLIOMINI@EMPIRERESORTS.COM          JERRY.HOLLOWAY@FLUOR.COM

                 HANK BUNCE
                 BUILDINGS & CONSTRUCTION TRADE COUNCIL
                 845-692-3298

             BUILDING AND CONSTRUCTION TRADE COUNCIL SIGNS PACT FOR
                             CAYUGA CATSKILL CASINO

(Monticello, NY - April 20th, 2004) Today Empire Resorts Inc. (NASDAQ:NYNY), the
Ulster, Sullivan, Delaware and Green Counties Building and Construction Trade
Council and the Fluor Corporation (NYSE:FLR) announced that a project labor agreement ("PLA") has been signed for the Cayuga Catskill Resort, a proposed
Native American casino to be located on 30 acres of land adjacent to the
Monticello Raceway, in Sullivan County New York -- just 90 minutes from New York
City. Empire Resorts serves as the Cayuga Nation's development and management partner. It is estimated that the $500 million project will utilize 1,500 construction workers. Fluor currently serves as construction manager for Empire
Resort's Phase 1 gaming project - MIGHTY M GAMING AT MONTICELLO RACEWAY.

Cayuga Nation spokesman Timothy Twoguns said, "We are pleased that this PLA has been signed today so that when final approvals are received, construction on the
Cayuga Catskill Resort will not be delayed." The Cayuga Nation applications for the planned casino are currently pending approval by the Secretary of the
Interior and the National Indian Gaming Commission.

Commenting on the agreement, Empire Resorts' president Morad Tahbaz stated, "We are delighted that this PLA has been completed. As the Nation's development and management partner, it's an advantage for us to have this in place at the earliest possible opportunity."

Mr. Hank Bunce, president of the Ulster, Sullivan, Delaware and Green Counties
Building and Construction Trade Council said, "The PLA means qualified local contractors will be on the job and their union employees will be working for decent wages and good benefits. We will have the best construction force in the
Northeast working on this facility." The Building and Construction Trades
Council represents 15,000 members who work in19 local trade unions.

The Building and Construction Trade Unions are already engaged in a major $24 million renovation of Monticello Raceway in preparation for the launch of MIGHTY
M GAMING AT MONTICELLO RACEWAY. This new gaming facility will feature 1,800 video gaming machines and is scheduled to open on June 30th, 2004.

Mr. Tahbaz concluded, "Right now we have mobilized over 150 union members representing multiple unions on the renovation of the MIGHTY M. After completion, we plan to put these 150 union workers, and 1,350 additional men and women, to work at the Cayuga Catskill Resort job site."

Empire Resorts, Inc (NASDAQ: NYNY - NEWS) is involved in the operations and development of gaming activities in New York. It currently operates Monticello
Raceway, a harness track in the Catskills area of New York, and is working to develop it into a multi-dimensional gaming resort, including horse racing, video lottery terminals and a Native American casino, to be known as the Cayuga
Catskills Resort. The New York State Lottery has approved the raceway as a site for the installation of 1,800 VGM's. Construction is underway for these facilities, which are expected to open on June 30th, 2004. The Cayuga Nation of
New York is currently seeking approval by the Bureau of Indian Affairs (BIA) for its request to obtain a site adjacent to the Raceway for the Cayuga Catskills
Resort. For more information visit WWW.EMPIRERESORTS.COM

Fluor (NYSE: FLR) provides services on a global basis in the fields of engineering, procurement, construction, operations, maintenance and project management. Headquartered in Aliso Viejo, Calif., Fluor is a FORTUNE 500 company with revenues of nearly $9 billion in 2003. For more information, visit
WWW.FLUOR.COM.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding Empire Resorts business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual
Report or Form 10-K for the most recently ended fiscal year.